EXHIBIT 10.1

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is entered into as of March 22, 2017 by and among Curis Royalty LLC (“Borrower”), HealthCare Royalty Partners III, L.P. (“Lender”), Curis, Inc. (“Parent”), and Boston Private Bank and Trust Company (“Bank”), as Escrow Agent (“Escrow Agent”).

WITNESSETH:

WHEREAS, Escrow Agent has been advised that Borrower is a party to that certain Credit Agreement, dated as of March 6, 2017, among Borrower, Lender and Parent (the “Credit Agreement”), and it is a condition to the effectiveness of the Credit Agreement that the parties execute and deliver this Agreement;

WHEREAS, Escrow Agent has agreed to act as escrow agent in connection with the Credit Agreement on the terms and conditions set forth in this Agreement; and

WHEREAS, Borrower has granted to Lender a first-priority security interest and lien on, to the extent of Borrower’s interest therein, the Escrow Account (as defined below) and the Escrow (as defined below), and in connection with such security interest and lien, Escrow Agent has agreed to only comply with instructions originated by Lender in connection with this Agreement, the Escrow Account and Escrow and without any further consent from Borrower or Parent.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

(1)    Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Credit Agreement, a fully executed copy of which has been delivered to Escrow Agent on or before the date hereof.

(2)    Borrower and Lender hereby appoint on the date hereof Bank to serve as Escrow Agent hereunder, and Bank hereby agrees on the date hereof to serve as Escrow Agent hereunder. Escrow Agent agrees to serve as Escrow Agent hereunder indefinitely until Escrow Agent resigns or is discharged as escrow agent in accordance with Section 11 or this Agreement terminates pursuant to a written termination notice to the Escrow Agent pursuant to Section 19.

(3)    (a) On or prior to the Effective Date, Escrow Agent shall establish a non-interest bearing deposit account with Bank entitled “Boston Private Bank & Trust Company, as escrow agent pursuant to the Escrow Agreement” (the “Escrow Account”). The Escrow Account shall be a “deposit account” (as defined in Section 9-102(a)(29) of the Code). All funds held in or credited to the Escrow Account that are not Excluded Collateral (as that term is defined in the Credit Agreement) shall be held for the exclusive benefit of Lender, and shall be applied and disbursed only as provided herein. All such funds shall be held in or credited to the Escrow Account until disbursed or paid in accordance with the terms hereof. Escrow Agent shall segregate the funds held in or credited to the Escrow Account from its other funds held as an agent or in trust.

(b) Escrow Agent shall deposit in the Escrow Account any funds it receives from Genentech. Lender agrees to provide Escrow Agent with specific instructions with respect to any deposits to be held in the Escrow Account. Any and all amounts deposited in the Escrow Account that are not Excluded Collateral (as that term is defined in the Credit Agreement) shall be referred to herein as the “Escrow”.

(4)    (a) Escrow Agent shall provide Lender, Parent and Borrower with electronic access to view the balance of the Escrow Account, without any right or ability to make or authorize any electronic transfers or instructions with respect to said Escrow Account.

(c) All income earned, including gains, on the Escrow Account, if any, shall be treated as income or gain to Borrower for Tax purposes.

(5)    Escrow Agent will disburse any portion of or all the funds held in the Escrow Account from time to time as may be designated in a written notice (a “Disbursement Instruction”) duly executed and delivered by Lender, which such Disbursement Instruction shall indicate the amount of such funds to be transferred, the date such funds are to be transferred (the “Fund Transfer Date”) and the account or name and address to which the funds are to be delivered. If the Lender desires the funds to be delivered in immediately available funds, the Disbursement Instruction shall provide such wire instructions as the Escrow Agent may require. If wire instructions are not provided, the Escrow Agent shall provide the funds by bank check delivered to the address or addresses set forth in the Disbursement Instruction. The Funds Transfer Date shall be not less than two (2) Business Days after the receipt by Escrow Agent of such Disbursement Instruction. On the Funds Transfer Date set forth in the Disbursement Instruction, the

Escrow Agent shall disburse the funds from the Escrow Account as set forth in the Disbursement Instruction.

(6)    Each of Escrow Agent, Parent and Borrower acknowledges that Borrower, by the security granting provisions in the Credit Agreement, has granted to Lender a first-priority security interest and lien on the Escrow Account and the Escrow to the extent of Borrower’s interest therein.

(7)    It is understood and agreed, further, that Escrow Agent shall:

(a) be under no duty to enforce or collect any payment of any amounts which are to be paid to and held by it hereunder;

(b) be under no duty to accept funds, checks, drafts or instructions for the payment of money from anyone other than Genentech or Lender or to give any receipt therefore except to Genentech or Lender, as applicable;

(c) have no liability for following the instructions herein or expressly provided for, including Disbursement Instructions issued pursuant to Section 5;

(d) promptly notify Borrower, Parent and Lender if the amount deposited in the Escrow Account is less than any amount set forth in any Disbursement Instruction provided by Lender pursuant to Section 5;

(e) only be responsible for: (i) depositing in the Escrow Account funds delivered to Escrow Agent by Genentech pursuant to this Agreement, and (ii) disbursing and transferring funds from the Escrow Account in accordance with the instructions herein or expressly provided for, including Disbursement Instructions issued pursuant to Section 5; and

(f) only comply with instructions (including any Disbursement Instruction) originated by Lender without any further consent from Borrower or Parent.

(8)    The duties and responsibilities of Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and Escrow Agent undertakes to perform only such duties as are expressly set forth herein. No further duties or responsibilities of Escrow Agent shall be implied. Escrow Agent shall not be bound by the Credit Agreement or have any duties thereunder. In the event that Escrow

Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from Lender (including any Disbursement Instruction) or from any other Person with respect to the Escrow which, in the opinion of Escrow Agent, are in conflict with or do not strictly comply with the provisions of this Agreement, it shall be entitled, without liability to Borrower, Parent, Lender or any other Person, to refrain from taking any action other than to safely keep the Escrow in the Escrow Account until it shall be directed otherwise in writing by Lender or by a final order of a court of competent jurisdiction or arbitrator.

(9)    Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice, instruction, request or other document. The Escrow Agent shall have no duty to solicit any payments that may be due it hereunder.

(10)    Escrow Agent shall not be liable to Borrower, Parent, Lender or any other Person, including any academic institution to whom royalties are due and payable under the Existing License Agreement, for any action taken or omitted by Escrow Agent unless a court of competent jurisdiction by a final, non-appealable order, determines that any loss incurred by Borrower, Parent, Lender or any other Person, including any academic institution to whom royalties are due and payable under the Existing License Agreement, was caused by Escrow Agent’s willful misconduct or gross negligence. In the administration of the Escrow Account hereunder, Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. Notwithstanding anything to the contrary contained in this Agreement, Escrow Agent shall not be liable for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons unless a court of competent jurisdiction by a final, non-appealable order determines that a loss suffered by Borrower, Parent, Lender or any academic institution to whom royalties are due and payable under the Existing License Agreement was caused by Escrow Agent’s gross negligence or willful misconduct.

(11)    Escrow Agent may resign from its duties and obligations hereunder by giving not less than thirty (30) days’ notice in writing of such resignation or may be removed by Lender at any time upon written notice to Escrow Agent by Lender. In the event of resignation or discharge of Escrow Agent, Lender shall appoint a successor agent, to hold the Escrow, and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment, upon which successor agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein. Borrower and Parent, jointly and severally, shall be liable for any expenses incurred by Escrow Agent in transferring the Escrow to a successor escrow agent. If no successor escrow agent is appointed prior to the effective date of the termination or resignation of Escrow Agent, Escrow Agent, at the joint and several expense of Borrower and Parent, may place all of the Escrow at the disposal of a court and petition the court to act as the successor escrow agent or to appoint another entity to act as the successor escrow agent.

(12)     The fees of Escrow Agent for the provision of all services under this Agreement are set forth on Schedule 1 attached hereto (the “Escrow Agent Fees”) and shall be paid in accordance with the provisions set forth on Schedule 1.

(13)    Borrower and Parent, jointly and severally, shall indemnify, defend and save harmless Escrow Agent and its directors, officers, agents and employees and attorneys (collectively, the “Indemnitees”) from and against any and all claims, losses, liabilities, damages, fines, penalties and expenses (including the out-of-pocket and incidental expenses and legal fees and expenses (“Liabilities”)) that may be imposed on, incurred by, or asserted against Indemnitees or any of them arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement or (ii) the following of any instructions or directions upon which Escrow Agent is authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, Borrower and Parent, jointly and severally, also agree to indemnify and hold the Indemnitees and each of them harmless from and against any and all Liabilities that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of Escrow Agent’s performance under this Agreement, provided that the Indemnitees have not acted with gross negligence or engaged in willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction. The parties hereto acknowledge that this provision shall survive the resignation or removal of Escrow Agent for any reason and/or termination of this Agreement.

(14)    Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action. The parties hereto acknowledge that this provision shall survive the resignation or removal of Escrow Agent for any reason and/or termination of this Agreement.

(15)    Borrower, Parent and Lender each acknowledges that Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account in order to help the government fight the funding of terrorism and money laundering activities. Accordingly, Borrower, Parent and Lender shall provide Escrow Agent with such information as Escrow Agent shall request to identify the relevant parties to this Agreement, and Escrow Agent shall only use such information for that purpose.

(16)    All notices, demands, and communications hereunder shall be in writing and shall be deemed to be duly given if delivered in person, by email or fax, by United States mail, certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered as follows:

(a)	if to Escrow Agent:

Boston Private Bank and Trust Company
Ten Post Office Square
Boston, MA 02109
Attn: Karen Shaw
Tel: 617-912-3607
Fax: 617-912-3620
Email: kshaw@bostonprivatebank.com

(b)	if to Borrower or Parent:

Curis Royalty LLC
4 Maguire Road
Lexington, MA 02421
Attn: Secretary
Tel: (617) 503-6632
Fax: (617) 503-6501

Curis, Inc.
4 Maguire Road
Lexington, MA 02421

Attn: Chief Financial Officer
Tel: (617) 503-6632
Fax: (617) 503-6501

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attn: Cynthia T. Mazareas, Esq.
Tel: (617) 526-6393
Fax: (617) 526-5000
Email: cynthia.mazareas@wilmerhale.com

(c)	if to Lender:

c/o HealthCare Royalty Partners III, L.P.
300 Atlantic Street
Suite 600
Stamford, CT 06901
Attn: John A. Urquhart
Email: John.Urquhart@hcroyalty.com

with copies (which shall not constitute notice) to:

HealthCare Royalty Partners III, L.P.
300 Atlantic Street
Suite 600
Stamford, CT 06901
Attn: Chief Legal Officer
Email: royalty-legal@hcroyalty.com

Morgan Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178

Attn: Patricia F. Brennan
Email: patricia.brennan@morganlewis.com

or at such other address as any of the above may have furnished in writing to the other parties. Any such notice, demand or communication shall be deemed to have been given (i) on the date given, if delivered in person, emailed or faxed or otherwise actually delivered, (ii) on the date received, if given by registered or certified mail, return receipt requested, or given by overnight courier service, or (iii) three (3) days after the date mailed, if by first class mail, postage prepaid.

(17)    The provisions of this Agreement may be waived, altered, amended, supplemented, or replaced, in whole or in part, only by a writing signed by all of the parties hereto.

(18)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in the following sentence, this Agreement may not be transferred or assigned by Borrower, Parent, Lender or Escrow Agent without the prior written consent of the other parties; provided, however, that Lender may transfer or assign any of its rights or obligations hereunder to any Person to whom Lender has assigned any or all of its rights and obligations under the Credit Agreement in accordance with Section 9.06 of the Credit Agreement without the prior written consent of Borrower (unless required under Section 9.06 of the Credit Agreement), Parent or Escrow Agent. Escrow Agent shall not recognize any transfer or assignment of Lender’s rights or obligations hereunder until such time that it has received a written notice of such transfer or assignment duly executed and delivered by Lender. Any corporation, association, or other entity into which Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust business, or any corporation, association or other entity resulting from any such merger, conversion, consolidation, sale or other transfer, shall, ipso facto, be and become successor Escrow Agent hereunder, vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that any successor Escrow Agent shall promptly notify Borrower and Lender in writing upon its appointment hereunder.

(19)    This Agreement and the Escrow Account shall automatically terminate upon Escrow Agent’s receipt of a written termination notice signed by Lender setting forth (i) the requested termination date (which date shall be at least two (2) Business Days after the date on which Escrow Agent receives such termination notice) and (ii) instructions for the return or delivery of funds (if any) then held in the Escrow Account. Upon termination of this Agreement, the Escrow Agent shall be discharged from any further obligation hereunder.

(20)    This Agreement may be executed and delivered, including by electronic mail, in two (2) or more counterparts, each of which shall be deemed an original; and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(21)    Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal right, remedy or claim.

(22)    This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of laws. The parties hereto agree that any action brought hereunder shall be brought in the courts located in the County of Suffolk, Commonwealth of Massachusetts. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

(23)    This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter of this Agreement. In the event of a conflict between the terms of the Credit Agreement and the provisions hereof, the provisions hereof shall control in respect of Escrow Agent’s rights and duties.

(24)    The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted, provided that the obligations and responsibilities of Escrow Agent are not materially altered or modified.

(25)    In the event that a dispute concerning the subject matter of this Agreement is such that Escrow Agent deems it necessary or appropriate for its protection to do so, Escrow Agent may deposit the

Escrow into a court of competent jurisdiction and thereupon shall have no further duties with respect to this Agreement. Without limiting the foregoing, in the event that all or any portion of the Escrow shall be attached, garnished or levied upon by any court order, or if the delivery of any portion of the Escrow shall be stayed or enjoined by any court order, or if any court order, judgment or decree shall be entered affecting the Escrow or Escrow Agent in respect of the Escrow, Escrow Agent may, in its sole discretion, obey and comply with such orders, decrees, writs and judgments so issued or entered, notwithstanding any other provision of this Agreement to the contrary.

(26)    If any payment under this Agreement is to be made on a day which is a Saturday, Sunday or a day on which Escrow Agent is closed, then such payment shall be made, with no penalty or interest being due because of such delayed payment, on the next succeeding day which is not a Saturday, Sunday or a day on which Escrow Agent is closed.

(27)    BORROWER, PARENT, LENDER AND ESCROW AGENT AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY BORROWER, PARENT, LENDER AND ESCROW AGENT, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BOSTON PRIVATE BANK AND TRUST CO.,
as Escrow Agent

By: /s/ Torrance Childs

Name: Torrance Childs
Title:     Co-President

CURIS ROYALTY LLC,
as Borrower

By: /s/ James E. Dentzer
Name: James E. Dentzer
Title: Senior Vice President, Finance & Treasurer
& Secretary

CURIS, INC.,
as Parent

By: /s/ James E. Dentzer
Name: James E. Dentzer
Title: Chief Financial Officer & Chief Administrative
Officer

HEALTHCARE ROYALTY PARTNERS III, L.P.
as Lender

By: Healthcare Royalty Management, LLC,
its investment manager

By: /s/ Clarke B. Futch
Name: Clarke B. Futch
Title:     Founding Managing Partner

Schedule 1

(1)    $1,500 for establishing the Escrow Account, plus all expenses, disbursements and advancements, including reasonable attorneys’ fees incurred or made by Bank in connection with the preparation, execution, and delivery of this Agreement. This fee shall be payable by Borrower and Parent, jointly or severally, upon execution of this Agreement.
(2)    In addition, in the event that there is a dispute between Escrow Agent and any other party hereto, Borrower and Parent, jointly and severally, agree to reimburse Escrow Agent for all expenses, disbursements and advances, including reasonable attorneys’ fees, incurred or made by the Escrow Agent in connection with any such dispute. Such amounts shall be paid by Borrower and Parent, jointly and severally, upon invoice by Escrow Agent.
(3)    In addition, Borrower and Parent, jointly and severally, hereby agree to reimburse Escrow Agent for all expenses, disbursements and advances, including reasonable attorneys’ fees, incurred or made by the Escrow Agent in connection with the modification, extension or termination of this Agreement. Such amounts shall be paid by Borrower and Parent, jointly and severally, upon invoice by Escrow Agent.
(4)    In addition, Borrower and Parent, jointly or severally, agree to pay Bank an annual maintenance fee of $500 for the Escrow Account payable on the first anniversary of this Agreement and on each anniversary thereafter.